RESEARCH CONTRACT

THIS RESEARCH CONTRACT ("Agreement") is made as of the 10th day of April 2006,

BETWEEN:
S2 BioSciences Inc., a company duly incorporated under the laws of the Province of Quebec, Canada, having a place of business at 300 Marcel-Laurin Boulevard, Suite 203, Montreal, Quebec, Canada, H4M 2L4, herein acting and represented by its duly authorized Director, Dr. Steve N. Slilaty (hereinafter referred to as "S2")

AND:
GEN-ID LAB SERVICES INC., a company duly incorporated in the United States of America, having a place of business at 1042 N. Mountain Avenue, Suite B348, Upland, California, USA, 91786, herein acting and represented by its duly authorized President, Mr. Hector A. Veron (hereinafter referred to as "GEN-ID")

WHEREAS GEN-ID is conducting research and development into novel single nucleotide polymorphisms (SNPs) technology and is now entering the field of virology and is particularly focusing on avian/human influenza virus;

WHEREAS GEN-ID is seeking a research organization with expertise in virology and communicable diseases to provide it with laboratory research and technical assistance in its new endeavour in the disease area of avian/human influenza (hereinafter referred to as the "Business");

WHEREAS S2 operates a biotechnology laboratory and has personnel with expertise in virology and communicable diseases;

WHEREAS GEN-ID desires to engage S2 to provide it with laboratory research and technical assistance in the area of the Business;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and subject to the terms and provisions hereinafter set out, the parties hereto agree as follows:

SECTION 1
SERVICES TO BE PROVIDED

Subject to the provisions hereinafter contained, S2 shall provide to GEN-ID R&D services related to the Business as follows:

1.1
Testing of biological samples (from bird and/or human origin) for the presence of the bird flu virus (H5N1), using S2’s proprietary H5N1 amplification probes and modified PCR reactions to amplify several regions of the H5N1 genome thereby providing positive proof for the presence or absence of the virus.

1.2	Cloning of the entire H5N1 influenza virus genome (all three RNA segments) and using the clones and/or selected regions thereof to develop new human vaccine candidates.

1.3
Conducting research in the area of antiviral compounds to identify molecules to treat human infections with the avian flu virus or a mutant version thereof as a rapid line of defence in the event that a vaccine is not ready or cannot be manufactured quickly enough for combating an outbreak of the disease.

The exact laboratory work to be performed by S2 for GEN-ID under the terms of this Agreement shall be specified in details in a statement of work and deliverables which GEN-ID shall forward to S2 not later than May 30, 2006.

SECTION 2
TERMS AND CONDITIONS OF THE SERVICES

COST & PAYMENTS: In consideration for the services to be provided by S2 to GEN-ID under Section 1 above, whether completed or not, GEN-ID shall pay S2 a total of $150,000.00 US by forwarding a bank draft or certified check in the amount of $50,000.00 US to be received by S2 on or before April 20, 2006 and by forwarding a second bank draft or certified check in the amount of $100,000.00 US to be received by S2 on or before April 30, 2006.

DURATION: This Agreement shall be in force for a period of one (1) year from the date first above written.

TERMINATION: This Agreement is not subject to early termination by either party.

SECTION 3
KEY PERSON RESPONSIBILITY

The operational business contact on behalf of S2 shall be Dr. Steve N. Slilaty and on behalf of GEN-ID, Mr. Hector A. Veron.

SECTION 4
CONFIDENTIALITY

S2 acknowledges that all trade secrets, confidential operations, processes, dealings, inventions, improvements, and any data, knowledge or information concerning the organization, finances, transactions or affairs of the Business held by S2 in a fiduciary capacity are confidential and solely for the benefit of GEN-ID. S2 shall not disclose to third parties any such confidential information except (i) as authorized in writing by GEN-ID, (ii) if disclosure or information is required by a public authority or (iii) if disclosure or such information is necessary to prevent imminent danger to the public. Information received from GEN-ID shall not be deemed confidential information, and S2 will have no obligation with respect to such information which (a) as of the effective date of this Agreement is part of the public domain, (b) subsequently becomes part of the public domain through no fault of S2, (c) which S2 can show was in its possession, as evidenced by written records kept in the ordinary course of business or by the proof of actual use at the time of executing this Agreement, (d) is subsequently disclosed to S2 by a third party not in violation of any right of, or obligation to, GEN-ID. This covenant shall remain in force after termination of this Agreement without limit in point or in time but shall cease to apply to information or knowledge which may come into public domain.

SECTION 5
OWNERSHIP AND COMMERCIAL USE OF INTELLECTUAL PROPERTY

5.1
S2 hereby acknowledges and agrees that GEN-ID has title to and ownership in the technologies of the Business as well as any goodwill attaching thereto and S2 shall not take any action which might invalidate or otherwise impair any rights of GEN-ID in or to the technologies of the Business or create any rights adverse to those of GEN-ID therein.

5.2	No right, title or interest in and to the technologies of the Business is transferred or assigned to S2 pursuant to the terms of this Agreement.

5.3
S2 shall, at any time when so requested by GEN-ID, and at GEN-ID’s expense, execute such documents or applications as may be requested by GEN-ID in order to confirm GEN-ID’s ownership of, and title to, or rights and interest in and to the technologies of the Business as well as any goodwill attaching thereto or to maintain the validity of any trademark, patent design or other right of GEN-ID in respect of the technologies of the Business or to obtain or maintain registrations thereof.

5.4
If at any time during the term of this Agreement S2 makes any improvement, change or modification to the technologies of the Business or any improvement, change or modification in the mode of using the technologies of the Business (and whether or not such improvement, change or modification has been consented to, or sanctioned by, GEN-ID) it shall immediately disclose such improvement, change or modification to GEN-ID and S2 hereby agrees that the technologies as improved, changed or modified are the sole and exclusive property of GEN-ID.

SECTION 6
EXPENSES

In the event that disbursement expenses are required, S2 shall request in writing the purposes of such expenses and estimated costs, and such request shall be approved in writing by an authorized officer of GEN-ID. In general, disbursement expenses will only be reimbursed in accordance with GEN-ID’s expense policy for reimbursement of expenses, for any and all expenses actually and properly incurred by S2 in connection with the discharge of its duties during the term of this Agreement and for all such expenses S2 shall submit an itemized expense account and other documents to GEN-ID as may be requested.

SECTION 7
INTERPRETATION

7.1	DEFINITIONS: When used herein, unless the content otherwise requires, the words and phrases with initial capital shall have the meanings as set forth within this Agreement.

7.2
SECTIONS AND HEADINGS: The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

7.3	EXTENDED MEANINGS: Words importing the singular number include the plural and vice-versa; words importing the masculine gender include the feminine and neuter genders.

SECTION 8
ENTIRE AGREEMENT

8.1	The parties hereto hereby agree that the Preamble to this Agreement is an integral part of this agreement.

8.2	This Agreement constitutes the entire agreement between the parties and supersedes all prior correspondence, discussions, outlines of terms and agreements between the parties.

8.3	The present agreement binds and is for the benefit of the present parties as well as their successors, heirs, administrators, and other respective legal representatives.

SECTION 9
ASSIGNABILITY

This Agreement shall not be assigned by either party.

SECTION 10
LIABILITY

GEN-ID hereby acknowledges that S2’s services to GEN-ID are supplied only as recommendations and any action taken by GEN-ID thereon and any outcome thereof are entirely the responsibility of GEN-ID. Further, GEN-ID hereby undertakes to release, indemnify and forever hold S2 harmless in respect of any and all, direct or indirect claims, matters or obligations related to or arising in connection with the present Agreement. This Section 10 of this Agreement shall survive any termination and shall continue to be in effect indefinitely.

SECTION 11
OTHER PROVISIONS

11.1	This Agreement shall be interpreted in accordance with the laws of the Province of Quebec and shall be treated in all respect as a Quebec contract.

11.2
If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other covenant or provision in this agreement and each covenant and provision is hereby declared to be separate and distinct.

11.3	This Agreement may be executed in counterpart, in such a case each counterpart shall be considered as an original.

11.4	The parties acknowledge that they have agreed that this Agreement be drafted in English. Les parties reconnaissent avoir convenu que le présent contrat de R&D soit rédigé en anglais.

IN WITNESS WHEREOF S2 has hereunto affixed its company seal, duly attested to by the hands of its proper signing officers authorized in that behalf, and GEN-ID has hereunto affixed its company seal, duly attested to by the hands of its proper signing officers authorized in that behalf, both as of the day, month and year first above written.

S2 BioSciences Inc.

Per:________________________________________
Dr. Steve N. Slilaty, Director

GEN-ID LAB SERVICES INC.

Per:________________________________________
Mr. Hector A. Veron, President